UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Helix Energy Solutions Group, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 12, 2016. Three proposals, as described in the Company’s Proxy Statement dated March 28, 2016, were voted upon at the meeting. The following is a brief description of the matters voted upon and the final voting results.

●      Election of Director Nominees.

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Owen Kratz	86,052,866	2,153,741	—	6,806,874
John V. Lovoi	77,390,305	10,816,302	—	6,806,874
Jan Rask	84,195,871	4,010,736	—	6,806,874

Each of the directors received the affirmative vote of a plurality (as well as a majority) of the shares cast and were elected as Class I directors to the board to serve a three-year term expiring at the annual meeting of shareholders in 2019 or, if at a later date, until their successors are elected and qualified.

●      Proposal to ratify the selection of Ernst & Young LLP as Helix’s independent registered public accounting firm for 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,513,118	430,736	69,627	—

This proposal received a majority of the votes cast; accordingly, the shareholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

●      Approval, on a non-binding advisory basis, of the 2015 compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,218,310	17,862,561	125,736	6,806,874

This proposal received a majority of the votes cast; accordingly the shareholders approved, on a non-binding advisory basis, the 2015 compensation of our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 12, 2016

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Alisa B. Johnson
Alisa B. Johnson
Executive Vice President and General Counsel